AMENDED AND RESTATED SECURED PROMISSORY NOTE

$2,500,000.00	March 5, 2019

WHEREAS, on May 31, 2017, ROYAL ENERGY RESOURCES, INC., a Delaware corporation, having an address at 56 Broad Street, Suite 2, Charleston, SC 29401 (the “Maker”), executed a certain Secured Promissory Note (the “Note”) pursuant to which Maker promised to pay to the order of Cedarview Opportunities Master Fund, L.P., having an address One Penn Plaza, 45th Floor, New York, NY 10119, and any subsequent holder of this Note (“Holder” or “Holders”) in the manner thereinafter provided, the principal sum of $2,500,000.00 (the “Loan”), or such sum as may be advanced and outstanding from time to time, in lawful money of the United States, together with interest thereon to be computer on the unpaid principal balance outstanding at the Applicable Interest Rate (as such term is defined in the Note); and

WHEREAS, the Maker and Holder, in accordance with the Note, agree to extend the term of the Note and the Applicable Maturity Date of the Note from May 31, 2019, to May 31, 2020, upon the terms and conditions set forth herein, Maker and Holder agree to Amend and Restate the Note as follows:

1. All terms, provisions, conditions and definitions as set forth in the Note remain in full force and effect, including without limitation all security and collateral, except as specifically set forth in this Amended and Restated Secured Promissory Note (the “Amended Note”).

2. The First Extended Maturity Date is May 31, 2020.

3. There is currently due and outstanding by Maker to Holder the total principal amount of $2,500,000.00 (“Current Principal”).

4. On or before the Applicable Maturity Date of May 31, 2019, Maker shall pay to Holder a $1,000,000 principle pay-down, resulting in a new principal amount of $1,500,000 (the “New Principal”).

5. In consideration to Holder’s agreement to this Amended Note, Maker shall pay to Holder upon execution hereof the amount of $45,000 as a loan extension fee (“Extension Fee”).

6. Interest shall continue to accrue as set forth in the Note, at the rate of fourteen (14%) percent (“Accruing Interest”) on the New Principal.

7. All Accruing Interest and the New Principal shall be paid in full to Holder at the First Extended Maturity Date, May 31, 2020. In the event Maker makes a pre-payment of principle prior to the First Extended Maturity Date, as provided in the Note, then Maker shall in all events pay all interest in full calculated as though any such date of pre-payment was the First Extended Maturity Date. There are no other payments due or other amortization of the sums due and payable.

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IN WITNESS WHEREOF, Maker has caused this Amended and Restated Secured Promissory Note to be duly executed under seal on the date first above written.

ROYAL ENERGY RESOURCES, Inc., a Delaware

Corporation,

By:	/s/ William L. Tuorto
Name:	William L. Tuorto
Title:	Executive Chairman